                                                                     Exhibit 2.1

                              STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement is made as of the 19th day of March, 1999, between Investors Financial Services Corp., a Delaware corporation with its principal offices at 200 Clarendon Street, P.O. Box 9130, Boston, Massachusetts 02117-9130 (the "Company"), and Oakmont Corporation, a corporation with its principal offices at 865 South Figueroa Street, Suite 700, Los Angeles, California 90017 (the "Investor").

      In consideration of the mutual covenants contained in this Agreement, the Company and the Investor agree as follows:

      1. Authorization of Sale of the Stock. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 900,000 shares of the Common Stock, $.01 par value (the "Stock"), of the Company to the Investor.

      2. Agreement to Sell and Purchase the Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, 900,000 shares of Stock at a purchase price per share of $29.00.

      3. Delivery of the Stock at Closing. The completion of the purchase and sale of the Stock (the "Closing") shall take place on March 26, 1999 at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, MA 02110 or at such other time, date and place as the Company and the Investor shall mutually agree. The date of the Closing is referred to herein as the "Closing Date" At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of shares of Stock purchased by the Investor hereunder, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page hereto, in the name of a nominee designated by the Investor, or, if so directed by the Investor, the Company shall arrange for the delivery of the Stock purchased hereunder to the book-entry account of the Investor or its nominee.

      The Company's obligation to close the transaction shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of $26,100,000 in New York Clearinghouse funds; (b) the accuracy as of the Closing Date of the representations and warranties made by the Investor herein as though made as of the Closing Date; and (c) the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing as set forth herein.

      The Investor's obligation to close the transaction shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(a) the accuracy in all material respects as of the Closing Date of the representations and warranties made by the Company herein as though made as of the Closing Date; and (b) the fulfillment of those undertakings of the Company to be fulfilled prior to Closing as set forth herein.

      4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor as follows:

      4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect upon the financial condition, results of operations, business, properties or assets of the Company and it subsidiaries, taken as a whole.

      4.2 Authorized Capital Stock. As of March 18, 1999, the authorized capital stock of the Company consisted of (i) 1,000,000 shares of Preferred Stock, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock (the "Series A Preferred) and of which 900,000 shares were undesignated, (ii) 650,000 shares of Class A Common Stock, and (iii) 20,000,000 shares of Common Stock, all with a par value of $.01 per share. As of March 18, 1999, there were no shares of Preferred Stock or Class A Common Stock outstanding and there were 13,595,946 shares of Common Stock outstanding. As of March 18, 1999, there were outstanding options to purchase 1,321,904 shares of Common Stock and 780,534 shares available for grant under the Company's various stock plans. Except as provided in the immediately preceding sentence of this
Section 4.2 and except pursuant to the Company's Rights Plan, as of March 18, 1999, there were no outstanding options, warrants, calls, rights, commitments or agreements to which the Company is a party or by which the Company is bound obligating the Company to (x) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or (y) grant, execute or enter into any such option, warrant, call, right, commitment or agreement. When issued and delivered to the Investor by the Company against payment of the consideration set forth herein, the Stock will be validly issued, fully paid and non-assessable.

      4.3 Due Execution, Delivery and Performance of the Agreements. The Company's execution, delivery and performance of this Agreement (a) has been duly authorized by all necessary corporate action by the Company, (b) will not violate (i) any provision of the Company's Certificate of Incorporation or By-Laws, each as amended to date, or (ii) any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such material indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance of any material nature upon any properties or assets of the Company and (c) will not require any authorization, consent, approval, exemption or license from, or any registration with, any governmental authority of the United States of America or the Commonwealth of Massachusetts, except for Federal and state securities law filings. Upon its execution and delivery, and assuming the valid execution thereof by the Investor, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as the enforceability thereof may be subject to the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreement of the Company in this Agreement may be judicially determined to be legally unenforceable as against public policy.

      4.4 Additional Information. The Company has filed with the Securities and Exchange Commission (the "Commission") all documents that the Company was required to file with the

Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 24 months preceding the date of this Agreement. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 complied in all material respects with the requirements of the Exchange Act as of its filing date, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company has not made any filings with the Commission since the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998. As of the date hereof, to the Company's knowledge (i) since the date of filing of the Company's Annual Report on Form 10-K there has been no event that would require the filing of a Current Report on Form 8-K, (ii) there is no amendment required to be filed by the Company to its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and (iii) there has not occurred any event or series of events which is reasonably likely to constitute or result in a Potential Material Event within the next thirty days.

      4.5 Listing. Prior to the Closing, the Company shall comply in all material respects with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Stock and the listing thereof on the NASDAQ National Market.

      4.6 Officer's Certificate. At the Closing, the Company shall deliver to the Investor a certificate executed by each of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the representations and warranties of the Company set forth herein are true and correct in all material respects as of the Closing Date as if made on the Closing Date.

      4.7 Legal Opinion. At the Closing, Testa, Hurwitz & Thibeault LLP, counsel to the Company, will deliver its legal opinion to the Investor substantially to the effect of the first sentence of Section 4.1, the first sentence and the last sentence of Section 4.2, clauses (a) and (b)(i) of the first sentence of Section
4.3 and the last sentence of Section 4.3. At the Closing, the General Counsel of the Company will deliver his legal opinion to the Investor substantially to the effect of clause (c) of paragraph 4.3.

      5. Representations, Warranties and Covenants of the Investor.

            (a) The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and the Investor is also knowledgeable, sophisticated and experienced in making decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Stock, and has reviewed and considered all information it deemed relevant in making an informed decision to purchase the Stock; (ii) the Investor is acquiring the Stock in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such shares of Stock or any arrangement or understanding with any other persons regarding the distribution of such shares of Stock, provided that the decision to sell the Stock remains in the control of the Investor, notwithstanding the previous representation; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares of Stock except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has, in connection with its decision to purchase the shares of Stock set forth herein, relied only upon the representations and warranties of the Company contained herein and the Company's filings with the Commission; and (v) the Investor understands that the certificate representing the shares of Stock will bear a legend to ensure compliance with the Securities Act and the Investor agrees to comply with the requirements of such legend until such shares of Stock are eligible for sale under Rule 144(k) under the Securities Act or until such shares of Stock have been sold under the Registration Statement.

            (b) The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as the enforceability thereof may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreement of the Investor herein may be judicially determined to be legally unenforceable as against public policy.

      6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the shares of Stock being purchased and the payment therefor.

      7. Restrictive Legend. Each certificate representing the Stock shall bear substantially the following legend (in addition to any legends required under the applicable state securities laws) until such shares of Stock are eligible for sale under Rule 144(k) under the Securities Act or until such shares of Stock have been sold under the Registration Statement:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

      8. Registration of the Registrable Shares.

      8.1 Registration.

            (a) The term "Potential Material Event" shall mean any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the President and Chief Executive Officer of the Company that disclosure of such information would be detrimental to the business and affairs of the Company and that the registration statement would be materially misleading absent the inclusion of such information; or (ii) the active pursuit of any extraordinary engagement or activity by the Company which would, in the good faith determination of the President and Chief Executive Officer of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the President and Chief Executive Officer of the Company that the registration statement would be materially misleading absent the inclusion of such information.

            (b) The term "Registrable Shares" means any shares of Stock purchased by the Investor under the terms of this Agreement, and any additional unregistered shares or other securities received by the Investor (i) as a stock dividend on the Registrable Shares, (ii) pursuant to a stock split or similar recapitalization of the Company's Common Stock or (iii) in exchange for Registrable Shares whether pursuant to an exchange offer, reorganization or otherwise, and held by the Investor; provided, however, that any such shares of Stock that as of the date of the determination (i) have previously been sold, transferred or assigned by the Investor or (ii) may be sold without limitation pursuant to Rule 144(k) under the Securities Act, shall not be deemed Registrable Shares or entitled to the benefits of the registration rights granted hereunder.

            (c) As soon as practicable after the Closing, but in any event within thirty days after the Closing, the Company shall, subject to receipt of necessary information from the Investor, prepare and file with the Commission a Registration Statement on Form S-3 (the "Registration Statement") to enable the sale of the Registrable Shares by the Investor from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions.

            (d) If at any time prior to the effectiveness of the Registration Statement (i) there is a Potential Material Event, then the Company may at its option request that the Commission delay the effectiveness of the Registration Statement for a reasonable period not in excess of 30 days from the time such event, situation or activity is either publicly disclosed by the Company or no longer exists, whichever first occurs.

            (e) The Company shall use all reasonable efforts to maintain the effectiveness of the registration of Registrable Shares pursuant to this Section
8.1 from its first date of effectiveness until March 26, 2001 (the "Effective Period"); provided, however, that, notwithstanding anything to the contrary in this Agreement, if at any time and from time to time after the first date of effectiveness of the registration of Registrable Shares pursuant to this Section
8.1 the Company notifies the Investor in writing of the existence of a Potential Material Event, the Investor shall not offer or sell any of their shares of Stock from the time of the receipt of such notice to the earliest to occur of
(a) 48 hours after the public disclosure by the Company of the Potential Material Event, (b) receipt of written notice from the Company that such Potential Material Event no longer exists, or (c) the date 20 days after the date of the notice of such Potential Material Event. The Company may exercise its right to notify the Investor of the existence of a Potential Material Event only twice.

      8.2 Registration Procedures and Expenses. With respect to any registration pursuant to Section 8.1, the Company shall:

            (a) use all reasonable efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to become effective as soon as practicable and in any event within 60 days after the Registration Statement is filed by the Company with the Commission;

            (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective without any misstatement of any material fact or any omission of any fact necessary to make the statements therein (in light of the circumstances under which they were made) not misleading until March 26, 2001 as is required for the intended method of distribution, or such shorter period which will terminate when all the Registrable Shares covered by such Registration Statement have been sold or withdrawn;

            (c) furnish to the Investor with respect to the Registrable Shares registered under the Registration Statement (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Investor, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

            (d) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

            (e) bear all expenses in connection with the procedures in paragraph
(a) through (e) of this Section 8.1 and the registration of the Registrable Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Investor and other than underwriters' or brokers' discounts or commissions.

      8.3 Transfer of Stock After Registration. The Investor agrees that it will not effect any disposition of the Stock that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 8.2 and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its Plan of Distribution. Upon receipt of such notification from the Investor, the Company shall promptly file and use its reasonable efforts to have declared effective at the earliest date practicable, an amendment or supplement reflecting such change of information regarding the Investor or its Plan of Distribution.

      8.4 Indemnification. For the purpose of this Section 8.4:

            (a) the term "Selling Stockholder" shall include the Investor and any affiliate of such Investor;

            (b) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.2;

            (c) the term "Untrue Statement" shall include any untrue statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and the fees and disbursements of counsel to such Selling Stockholder) and expenses (including expenses of investigation) (collectively "Losses") to which such Selling Stockholder may become subject (under the Securities Act or otherwise), as incurred, insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon any Untrue Statement or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with the covenants and agreements contained in Section 8.3 hereof respecting sale of the Stock or any Untrue Statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by such Selling Stockholder.

      The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any Losses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 8.3 hereof respecting sale of the Stock, or any Untrue Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement (as such information may be amended or supplemented pursuant to Section 8.3 hereof).

      Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, if any such action shall be brought against an indemnified person, such indemnifying person shall be entitled to participate therein at its own expense, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest or separate and different defenses that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for any indemnified parties. No indemnifying person, in the defense of any such claim or action, shall, except with the consent of each indemnified person, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified person of a release from all liability with respect to such claim or litigation.

      8.5 Information Available. So long as the Registration Statement is effective covering the resale of Stock owned by the Investor, the Company will furnish to the Investor:

            (a) as soon as practicable after available one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K,
(iii) if not included in substance in its Quarterly Reports to Stockholders, its Quarterly Reports on Form 10-Q and all reports on Form 8-K or any similar or successor form, and (iv) a full copy of the particular Registration Statement covering the Stock and all amendments or supplements thereto (the foregoing, in each case, excluding exhibits);

            (b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(iv) of this Section 8.5 and all other information that is made available to stockholders; and

            (c) upon the reasonable request of the Investor, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses.

      8.6 Nontransferability. Except as provided in Section 9 hereof, the registration rights granted in this Agreement apply only to the Registrable Shares owned by the Investor and may not be assigned or transferred in connection with a sale or other transfer of Registrable Shares or otherwise.

      9. Acknowledgment. The Company acknowledges the Investor's intent to assign this Agreement pursuant to an assignment document reasonably acceptable to the Company, prior to the Closing, to an affiliate of the Investor. The Investor agrees that it shall cause all members or partners of such entity to execute appropriate investor representations at or prior to the Closing. Upon such assignment, such affiliate shall be the "Investor" for purposes of this Agreement.

      10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

            (a)   if to the Company, to:

                        Investors Financial Services Corp.
                        200 Clarendon Street
                        P.O. Box 9130
                        Boston, MA  02117-9130
                        Attn:  John E. Henry, General Counsel
                        Telecopy: (617) 946-1929

            (b)   if to the Investor, to:

                        Oakmont Corporation
                        865 S. Figueroa Street
                        Suite 700
                        Los Angeles, CA 90017
                        Attn:  Jonathan D. Jaffrey
                        Telecopy: (213) 452-2822

      11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

      12. Headings. The headings of the various section of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

      16. Successors and Assigns. Except as provided in Section 8.6 hereof, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                        OAKMONT CORPORATION


                                        By:  /s/ Jonathan D. Jaffrey
                                           -----------------------------------
                                           Jonathan D. Jaffrey
                                           Managing Director


                                        INVESTORS FINANCIAL SERVICES CORP.


                                        By:  /s/ Kevin J. Sheehan
                                           -----------------------------------
                                           Kevin J. Sheehan
                                           President and Chief Executive Officer